Exhibit 10.2

ALNYLAM PHARMACEUTICALS, INC.

Performance Stock Unit Award Agreement
Granted Under 2018 Stock Incentive Plan

Name of Grantee:[_]

No. of Performance Stock Units[_]

Grant Date:[_]

Pursuant to the Alnylam Pharmaceuticals, Inc. 2018 Stock Incentive Plan, as amended through the date hereof (the “Plan”), Alnylam Pharmaceuticals, Inc. (the “Company”) hereby grants an award of the number of Performance Stock Units listed above (an “Award”) to the Grantee named above. Each Performance Stock Unit shall relate to one share of Common Stock, par value $0.01 per share (the “Stock”) of the Company. Unless earlier terminated, this Award shall have a term of ten (10) years from the Grant Date. For purposes of this Agreement, if the Grantee is not employed by the Company, “Employer” means the Subsidiary of the Company that employs the Grantee.

1.

Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Performance Stock Units have vested as provided in Paragraph 2 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.

2.

Vesting of Performance Stock Units. The restrictions and conditions of Paragraph 1 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains an employee or officer of, or consultant or advisor to, the Company or a Subsidiary (an “Eligible Participant”) on such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 1 shall lapse only with respect to the number of Performance Stock Units specified as vested on such date.

a.

One-third of the shares shall vest upon the later of the one-year anniversary of the Grant Date and the filing by the Company or a collaborator of an investigational new drug (IND) application or clinical trial authorization (CTA) application for a Central Nervous System or Ocular product candidate discovered/developed by the Company;

b.

One-third of the shares shall vest upon the later of the one-year anniversary of the Grant Date and completion of an electronic submission by the Company or a collaborator of a new drug application (NDA) or marketing authorization application (MAA) with the United States Food and Drug Administration (FDA) or the European Medicines Agency (EMA) for regulatory approval of a fourth product candidate discovered/developed by the Company;

Ex-US FINAL Updated July 2019

c.

One-third of the shares to vest upon the later of the one-year anniversary of the Grant Date and the public reporting in the earlier of a press release or Securities and Exchange Commission (SEC) filing of the achievement of the first $500 million in cumulative net product revenues determined in accordance with GAAP based solely upon sales by the Company of products discovered/developed by the Company;

in each case, as determined by the Compensation Committee of the Board of Directors in its sole discretion (the date of each such determination, the “Vesting Date”).

Notwithstanding the foregoing, this award will become fully vested in the event the Grantee dies while he or she is an Eligible Participant prior to the final Vesting Date.

The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 2.

3.

Termination of Relationship with the Company. If the Grantee ceases to be an Eligible Participant for any reason other than death prior to the Vesting Date(s) set forth in Paragraph 2 above, any Performance Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Performance Stock Units.

4.

Issuance of Shares of Stock. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Performance Stock Units that have vested pursuant to Paragraph 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares. Notwithstanding the foregoing, if the Grantee is resident or employed outside of the United States, the Company may, in its sole discretion, settle the Performance Stock Units in the form of a cash payment to the extent settlement in shares of Stock: (i) is prohibited under local law; (ii) would require the Grantee, the Company or its Subsidiaries to obtain the approval of any governmental and/or regulatory body in the Grantee’s country of residence (or country of employment, if different); (iii) would result in adverse tax consequences for the Grantee, the Company or the Employer; or (iv) is administratively burdensome. Alternatively, the Company may, in its sole discretion settle the Performance Stock Units in the form of shares of Stock, but require the Grantee to sell such shares immediately or within a specified period following the Grantee’s termination of employment (in which case, this Agreement shall give the Company the authority to issue sales instructions on the Grantee’s behalf).

5.

Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6.

Responsibility for Taxes.  The Grantee acknowledges that, regardless of any action taken by the Company or the Employer with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s personal responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Grantee further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Award, including, but not limited to, the grant of this Award, the vesting of this Award, the issuance or sale of shares of Stock, or the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of this Award or any aspect of the Plan to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction, the Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Grantee agrees to make arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to any Tax-Related Items by one or a combination of the following: (a) withholding from the Grantee’s wages or other cash compensation payable to the Grantee by the Company and/or the Employer, (b) withholding from proceeds of the sale of shares of Stock issued under the Plan, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent) to cover the Tax-Related Items required to be withheld, and (c) withholding in shares of Stock to be issued upon vesting under the Plan; provided, if the Grantee is a Section 16 officer of the Company under the U.S. Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the withholding obligations for any Tax-Related Items shall be satisfied by withholding in shares of Stock to be issued upon vesting under the Plan.

The Company may withhold or account for Tax-Related Items by considering the minimum applicable rate. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Grantee will be deemed to have been issued the gross number of shares of Stock, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items.

Finally, the Grantee agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Grantee’s acceptance of this Award that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Stock or the proceeds of the sale of shares of Stock if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items.

7.

Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of this Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.

8.

No Obligation to Continue Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment or other service relationship and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment or other service relationship of the Grantee at any time.

9.	Nature of Grant. By accepting the grant of this Award, the Grantee acknowledges, understands and agrees that:
a.	the Plan is established voluntarily by the Company, it is discretionary in nature and it may be terminated, suspended or amended by the Company at any time, to the extent permitted by the Plan;
b.

the grant of this Award is voluntary and does not create any contractual or other right to receive future Performance Stock Units or benefits in lieu of Performance Stock Units, even if Performance Stock Units have been granted in the past;

c.	all decisions with respect to future Performance Stock Units or other grants, if any, will be at the sole discretion of the Company;
d.

the grant of this Award and the Grantee’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any other Subsidiary, and shall not interfere with the ability of the Company, the Employer or any other Subsidiary to terminate the employment relationship (if any);

e.	the Grantee is voluntarily participating in the Plan;
f.	this Award and any shares of Stock acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;
g.

this Award and any shares of Stock acquired under the Plan, and the income from and value of same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which are outside the scope of the Grantee’s employment and the Grantee’s employment contract, if any;

h.

this Award and any shares of Stock acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, leave-related payments, holiday top-up, pension or retirement or welfare benefits or similar mandatory payments;

i.

the future value of the underlying shares of Stock is unknown, indeterminable and cannot be predicted with certainty and the value of such shares of Stock issued under the Plan may increase or decrease in the future;

j.

no claim or entitlement to compensation or damages shall arise from forfeiture of this Award resulting from termination of the Grantee’s status as an Eligible Participant (regardless of the reason for the termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any);

k.

on the date of termination of the Grantee’s status as an Eligible Participant (regardless of the reason for the termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any), the Grantee’s right to continue vesting in this Award, if any, will terminate (for purposes of the foregoing, the Committee shall have exclusive discretion to determine the effective date the Grantee is no longer an Eligible Participant); and

l.

neither the Company, the Employer, nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the shares of Stock or any amounts due pursuant to the issuance of shares of Stock, or the subsequent sale of any shares of Stock acquired under the Plan.

10.

No Advice Regarding Grant.  The Grantee acknowledges that neither the Company nor the Employer are providing any tax, legal or financial advice, nor is the Company or the Employer making any recommendations regarding the Grantee’s acceptance of this Award, participation in the Plan or sale of shares of Stock. The Grantee should consult the Grantee’s own personal tax, legal and financial advisors regarding the Grantee’s participation in the Plan before taking any action related to the Plan.

11.

Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

12.	Data Privacy.
a.

Data Collection and Usage. The Company collects, processes and transfers personal data about the Grantee, in electronic or other form, including but not limited to, the Grantee’s name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Performance Stock Units or any other entitlement to shares of Common Stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, which the Company and its Subsidiaries receive from the Grantee or the Employer (“Data”) for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is the Grantee’s consent, compliance with relevant laws or regulations to which the Company is subject to or the pursuit by the Company of its respective legitimate interests not outweighed by your interests, rights or freedoms as needed to provide the requested services to you in accordance with the Plan.

b.

Stock Plan Administration Service Providers. The Company may transfer Data to a designated third-party external broker or such other independent stock plan service providers, as may be selected by the Company in the future, which shall assist the Company with the implementation, administration and management of the Plan. Such service provider(s) may open an account for the Grantee to receive and trade shares of Common Stock. The Grantee may be asked to acknowledge, or agree to, separate terms and data processing practices with the service provider(s) with such agreement being a condition of participation in the Plan.

c.

International Data Transfers. Data will be transferred from the Grantee’s country to the United States or elsewhere, where the Company, its Subsidiaries and its service providers are based. The Grantee’s country or jurisdiction may have different data privacy laws and protections than the recipient’s country (e.g. the United States or otherwise) and thus the level of data protection provided may not be equivalent to the one offered in the Grantee’s country of residence. The Company’s legal basis, where required, for the transfer of Data is the pursuit by the Company of its respective legitimate interests not outweighed by the Grantee’s interests, rights or freedoms as needed to provide the requested services to the Grantee in accordance with the Plan. Where Data are to be transferred to a Third Country, as defined by applicable data protection laws, the Company and its Subsidiaries shall ensure that the level of data protection is equivalent to the one afforded in the Grantee’s country of residence, especially if such country is part of the European Economic Area; such an adequate level shall be in particular guaranteed by the Company and its Subsidiaries, by implementing adequate safeguards between the Company and its Subsidiaries and such third parties recipients; in particular by executing appropriate Standard Contractual Clauses (SCCs) as adopted by the European Commission or as adopted by a competent Supervisory Authority and approved by the European Commission for that purpose and by implementing appropriate technical and organizational security measures to ensure the security of the processing.

An updated list with the details of all recipients of the Grantee’s Data can be made available upon a relevant request to eudataprivacy@alnylam.com.

d.

Data Retention.  The Company will hold and use the Data only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and security laws. In the latter case, the Grantee understands and acknowledges that the Company’s legal basis for the processing of the  Data would be compliance with the relevant laws or regulations or the pursuit by the Company of respective legitimate interests not outweighed by the Grantee’s interests, rights or freedoms. When the Company no longer needs the Data for any of the above purposes, the Grantee understands the Company will remove it from its systems or anonymize it to be used for statistical purposes as the case may be.
e.

Data Subject Rights.  The Grantee understands that the Grantee may have a number of rights under data privacy laws in the Grantee’s jurisdiction. Depending on where the Grantee is based, such rights may include the right to (i) request access or copies of Data the Company processes, (ii) rectify or supplement Data that is incorrect, incomplete or out-of-date in light of the purposes underlying the processing, (iii) delete Data, (iv) restrict or object to the processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in the Grantee’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of the Grantee’s Data. To receive clarification regarding these rights or to exercise these rights, the Grantee can contact eudataprivacy@alnylam.com. Further information on the contact details of the competent data protection authorities in Europe is available here: https://edpb.europa.eu/about-edpb/board/members_en

f.

Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and the Grantee is providing the consents herein on a free and purely voluntary basis. If the Grantee does not consent, or if the Grantee later seeks to revoke the Grantee’s consent, the Grantee’s salary from or employment and career with the Company or the Employer will not be affected; the only adverse consequence of refusing or withdrawing the Grantee’s consent is that the Grantee’s ability to participate to the Plan may be affected, as the Company would not (or no longer) be able to grant this Award or other equity awards to the Grantee or administer or maintain such awards. Please note that withdrawal of consent does not affect any processing of Data carried out prior to and up to the date of such withdrawal.

By accepting this Award and indicating consent via the Company’s acceptance procedure, the Grantee is declaring that the Grantee agrees with the data processing practices described herein and consents to the collection, processing and use of Data by the Company and the transfer of such Data to the recipients mentioned above, including recipients located in countries which do not ensure an adequate level of protection from a European (or other) data protection law perspective, for the purposes described above.

Finally, the Grantee understands that the Company as the Data Controller of the Data may rely on a different legal basis for the processing or transfer of Data in the future and/or request that the Grantee provide supplementary consents or provide the Grantee with additional privacy related information as the case may be.  If applicable and upon request of the Company, the Grantee agrees to provide an executed acknowledgement or any data privacy consent form to the Employer or the Company (or any other acknowledgements, agreements or consents as may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in the Grantee’s country, either now or in the future. The Grantee understands that the Grantee will not be able to participate in the Plan if the Grantee fails to execute any such acknowledgement, agreement or consent requested by the Company and/or the Employer.

13.

Governing Law and Venue. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. Any legal proceeding arising out of this Plan or this Agreement shall be brought exclusively in the Federal or State courts located in the State of Delaware. The Grantee agrees to submit to personal jurisdiction and to venue in those courts. The Grantee further agrees to waive all legal challenges and defenses to the appropriateness of Delaware as the site of any such legal proceeding and to the application of the laws of the State of Delaware and any applicable Federal laws.

14.

Language. If the Grantee received this Agreement, or any other document related to the Performance Stock Units and/or the Plan, translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control.

15.

Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or any electronic system established and maintained by the Company or a third party designated by the Company.

16.

Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

17.

Waiver. The Grantee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Grantee or any other participant.

18.

Foreign Asset/Account Reporting; Exchange Controls. The Grantee may be subject to certain foreign asset and/or account reporting requirements and/or exchange controls which may affect the Grantee’s ability to hold shares of Stock or cash received from participating in the Plan (including from any dividends or sale proceeds arising from the sale of shares of Stock). The Grantee may be required to report foreign brokerage or bank accounts, assets or transactions to the tax or other authorities in the Grantee’s country of employment (and country of residence, if different). The Grantee acknowledges that it is the Grantee’s personal responsibility to be compliant with such regulations, and the Grantee should consult the Grantee’s personal legal advisor for any details.

19.

Repatriation and Compliance with Local Laws. If the Grantee resides or is employed outside of the United States, the Grantee expressly agrees, as a condition to the Grantee’s participation in the Plan, to repatriate all payments attributable to the shares of Stock and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of shares of Stock acquired under the Plan) if required by and in accordance with local foreign exchange rules and regulations in the Grantee’s country of residence (and country of employment, if different). In addition, the Grantee also agrees to take any and all actions, and consent to any and all actions taken by the Company or the Employer as may be required to allow the Company or the Employer to comply with local laws, rules and regulations in the Grantee’s country of residence (and country of employment, if different).  Finally, the Grantee agrees to take any and all actions as may be required to comply with the Grantee’s personal legal and tax obligations under local laws, rules and regulations in the Grantee’s country of residence (and country of employment, if different).

20.

Private Placement. This Award is not intended to be a public offering of securities in the Grantee’s country of employment (and country of residence, if different). The Company has not submitted a registration statement, prospectus or other filing with the local securities authorities (unless otherwise required under local law), and the right to receive shares of Stock is not subject to the supervision of any local securities authorities outside of the United States. No employee of the Company or the Employer is permitted to advise the Grantee as to whether the Grantee should participate in the Plan and acquire shares of Stock under the Plan, or provide the Grantee with any legal, tax or financial advice with respect to the Grantee’s participation in the Plan. The acquisition of shares of Stock involves certain risks, and the Grantee should carefully consider all risk factors and tax considerations relevant to the acquisition of shares of Stock under the Plan and the disposition of them. Further, the Grantee should carefully review all materials related to the Plan, and should consult with the Grantee’s personal legal, tax and financial advisors for professional advice in relation to the Grantee’s personal circumstances.

21.

Insider Trading Restrictions / Market Abuse Laws.  By accepting the grant of Performance Stock Units, the Grantee acknowledges that he or she is bound by all the terms and conditions of the Company’s insider trading policy as may be in effect from time to time.  The Grantee further acknowledges that, depending on the Grantee’s or his or her broker’s country of residence or where the shares of Stock are listed, he or she may be subject to insider trading restrictions and/or market abuse laws which may affect the Grantee’s ability to accept, acquire, sell or otherwise dispose of shares of Stock, rights to shares of Stock (e.g., Performance Stock Units) or rights linked to the value of shares of Stock under the Plan during such times as the Grantee is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions).  Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Grantee placed before the Grantee possessed inside information. Furthermore, the Grantee could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities.  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy as may be in effect from time to time. The Grantee acknowledges that it is the Grantee’s responsibility to comply with any applicable restrictions, and the Grantee should speak to his or her personal advisor on this matter.

22.

Addendum. Notwithstanding any provisions of this Agreement to the contrary, the Grantee’s participation in the Plan is subject to any special terms and conditions for the Grantee’s country of residence (and country of employment, if different) set forth in the Addendum to this Agreement. Further, if the Grantee transfers residence and/or employment to another country reflected in an Addendum to this Agreement, at the time of transfer, the special terms and conditions for such country will apply to the Grantee to the extent the Company determines, in its sole discretion, that the application of such special terms and conditions is necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Grantee’s transfer). In all circumstances, any applicable Addendum shall constitute part of this Agreement.

23.

Other Requirements. The Committee reserves the right to impose other requirements on the Grantee’s participation in the Plan, any shares of Stock acquired pursuant to the Plan and the Grantee’s participation in the Plan to the extent the Committee determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with applicable laws, rules and regulations or to facilitate the operation and administration of this Award and the Plan. Such requirements may include (but are not limited to) requiring the Grantee to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

ALNYLAM PHARMACEUTICALS, INC.

By:	/s/	John M. Maraganore
Title: Chief Executive Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

PARTICIPANT:
[_]

Exhibit 10.2

ADDENDUM

In addition to the terms of the Plan and the Agreement, the Grantee’s participation in the Plan is subject to the following additional terms and conditions as set forth in this appendix to the extent the Grantee resides and/or is employed in one of the countries reflected below (the “Addendum”). Capitalized terms used in this Addendum without definition shall have the same meaning as assigned to such terms in the Plan and the Agreement. If the Grantee transfers residence and/or employment to another country, the special terms and conditions for such country as reflected in this Addendum (if any) will apply to the Grantee if the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Grantee’s transfer).

Austria

There are no country-specific provisions.

Belgium

There are no country-specific provisions.

Bermuda

There are no country-specific provisions.

Brazil

Labor Law Acknowledgment.  By accepting the grant of Performance Stock Units, the Grantee agrees that he or she is (i) making an investment decision, (ii) the shares of Stock will be issued to the Grantee only if the vesting conditions are met, and (iii) the value of the underlying shares of Stock is not fixed and may increase or decrease in value without compensation to the Grantee.

Compliance with Law. By accepting the grant of Performance Stock Units, the Grantee agrees to comply with all applicable Brazilian laws and to report and pay applicable Tax-Related Items associated with the issuance of shares of Stock or the subsequent sale of the shares of Stock.

Canada

Settlement of Performance Stock Units. Notwithstanding Paragraph 4 of the Agreement, the Performance Stock Units do not provide any right for the Grantee to receive a cash payment and the Performance Stock Units will be settled in shares of Stock only.

Effect of Termination of Employment. The following provision replaces in its entirety Paragraph 9(k) of the Agreement:

Ex-US FINAL Updated July 2019

(k) except as expressly required by applicable legislation, in the event of Grantee’s termination of employment (regardless of the reason for such termination and regardless of whether later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any), the Grantee’s right to vest in and receive shares of Stock under the Plan, if any, will terminate effective as of the earlier of (i) the date the Grantee’s employment is terminated, (ii) the date the Grantee receives notice of termination of employment from his or her employer, the Company or one of its subsidiaries, or (iii) the Grantee’s last day of active employment (in all cases regardless of any notice period or period of pay in lieu of such notice mandated under the employment laws in Canada or the terms of the Grantee’s employment agreement, if any); the Committee shall have the exclusive discretion to determine the date the Grantee received notice of termination of employment or when the Grantee is no longer actively employed for purposes of the Grantee’s participation in the Plan (including whether the Grantee is actively employed while on a leave of absence);

The following provisions apply to Grantees in Quebec:

Consent to Receive Information in English.  The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Data Privacy. The following provision supplements Paragraph 12 of the Agreement:

The Grantee hereby authorizes the Company and the Company’s representative to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved with the administration of the Plan. The Grantee further authorizes the Company and the Grantee’s employer to disclose and discuss the Grantee’s participation in the Plan with their advisors. The Grantee also authorizes the Company and the Grantee’s employer to record such information and keep it in Grantee’s employee file.

France

Nature of the Award. The Performance Stock Units are not granted under the French specific regime provided by Articles L.225-197-1 and seq. of the French Commercial Code.

Consent to Receive Information in English.  The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Germany

There are no country-specific provisions.

Italy

Settlement of Performance Stock Units. Notwithstanding Paragraph 4 of the Agreement, the Performance Stock Units do not provide any right for the Grantee to receive a cash payment and the Performance Stock Units will be settled in shares of Stock only.

Plan Document Acknowledgment.  By accepting the grant of Performance Stock Units, the Grantee acknowledges that he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, including this Addendum, in their entirety and fully understand and accept all provisions of the Plan and the Agreement, including this Addendum. The Grantee further acknowledges that he or she has read and specifically and expressly approves the paragraphs of the Agreement addressing (i) Responsibility for Taxes (Paragraph 6), (ii) Nature of Grant (Paragraph 9), (iii) Data Privacy (Paragraph 12), (iv) Governing Law and Venue (Paragraph 13), and (iv) Language (Paragraph 14).

Japan

There are no country-specific provisions.

Netherlands

Securities Law Notification.

Portugal

Consent to Receive Information in English. The Grantee hereby expressly declares that he or she has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Agreement and the Plan.

O Contratado, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo de Atribuição (Agreement em inglês).

Spain

Nature of Grant.  The following provision supplements Paragraph 9 of the Agreement:

By accepting the grant of Performance Stock Units, the Grantee consents to participation in the Plan and acknowledges that he or she has received a copy of the Plan.

The Grantee understands that the Company has unilaterally, gratuitously, and discretionarily decided to offer the Plan to individuals who may be employees of the Company or of its subsidiaries throughout the world. The decision is a temporary decision that is entered into upon the express assumption and condition that any grant of Performance Stock Units will not economically or otherwise bind the Company or any of its subsidiaries presently or in the future, other than as expressly set forth in the Agreement, including this Addendum. Consequently, the Grantee understands that the Plan is offered on the assumption and condition that the Plan and any shares of Stock issued upon vesting is not part of any employment or service contract (either with the Company or any of its subsidiaries) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation), or any other right whatsoever.

Further, the Grantee understands and agrees that the Company does not guarantee that any benefit whatsoever shall arise from the Performance Stock Units, which is gratuitous and discretionary, since the future value of the shares of Stock is unknown and unpredictable. Finally, the Grantee understands that the Company would not be making this grant of Performance Stock Units but for the assumptions and conditions referred to above; thus, the Grantee expressly acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of Performance Stock Units shall be null and void and the Plan shall not have any effect whatsoever.

The Grantee understands and agrees that, as a condition of his or her participation in the Plan, the termination of the Grantee’s employment for any reason will automatically result in the cancellation of any Performance Stock Units granted to the Grantee under the Plan. In particular, the Grantee understands and agrees that, unless otherwise expressly provided for by the Company, the Grantee will not be permitted to continue to vest in the Performance Stock Units if the Grantee terminates employment for any reason of, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Grantee’s employer, and under Article 10.3 of Royal Decree 1382/1985. The Company, in its sole discretion, shall determine the date when the Grantee’s status as an employee has terminated for purposes of the right of Performance Stock Units granted under the Plan to vest.

Sweden

There are no country-specific provisions.

Switzerland

There are no country-specific provisions.

Taiwan

There are no country-specific provisions.

United Kingdom

Responsibility for Taxes.  The following provision supplements Paragraph 6 of the Agreement:

Without limitation to Paragraph 6 of the Agreement, the Grantee hereby agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or (if different) the Grantee’s employer or by Her Majesty’s Revenue & Customs (“HRMC”) (or any other tax authority or any other relevant authority). The Grantee also hereby agrees to indemnify and keep indemnified the Company and (if different) the Grantee’s employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay on the Grantee’s behalf to HMRC (or any other tax authority or any other relevant authority).

Notwithstanding the foregoing, if the Grantee is a director or executive officer (as within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that the Grantee is a director or executive officer and income tax due is not collected from or paid by the Grantee within 90 days after the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected tax may constitute a benefit to the Grantee on which additional income tax and national insurance contributions may be payable. The Grantee acknowledges that he or she ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Grantee’s employer (as applicable) for the value of any employee national insurance contributions due on this additional benefit, which the Company and/or the Grantee’s employer may recover from the Grantee at any time thereafter by any of the means referred to in Paragraph 6 of the Agreement.